EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Mercury Finance Company:

                         RE:  REGISTRATION STATEMENTS ON FORM S-8

                         o    Employee Stock Purchase Plan
                         o    1989 Stock Option and Incentive Compensation Plan
                         o    401(k) Plan

We consent to incorporation by reference in the subject Registration Statements (filed with the Securities and Exchange Commission on May 3, 1989, May 11, 1989 and June 26, 1989) of Mercury Finance Company of our report dated February 12, 1996 except as to notes 1, 4, 7, 12, 14, 15, and 16 which are dated as of October 27, 1997, relating to the consolidated balance sheets of Mercury Finance Company and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K, as amended, of Mercury Finance Company.

                                   /s/ KPMG Peat Marwick LLP

Chicago, Illinois
December 30, 1997